Exhibit 99.1

Decarbonization Plus Acquisition Corporation Announces Launch of Initial Public Offering

MENLO PARK— October 19, 2020-- Decarbonization Plus Acquisition Corporation (the “Company”) announced today that it has commenced its initial public offering (“IPO”) of 20,000,000 units at a price of $10.00 per unit. The Company intends to grant the underwriters a 45-day option to purchase up to an additional 3,000,000 units. Each unit issued in the IPO will consist of one share of the Company’s Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of the Company’s Class A common stock at an exercise price of $11.50 per share. The units are expected to be listed on the NASDAQ Capital Market (“NASDAQ”) and trade under the ticker symbol “DCRBU.” Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on NASDAQ under the symbols “DCRB” and “DCRBW,” respectively.

Citigroup and Credit Suisse are acting as joint book running managers for the proposed offering.

The public offering will only be made by means of a prospectus. Copies of the preliminary prospectus relating to the offering and final prospectus, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, at 1-800-831-9146 or by email at Prospectus@citi.com or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, by telephone at 1-800-221-1037, or by email at usa.prospectus@credit-suisse.com.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”), but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Decarbonization Plus Acquisition Corporation

Decarbonization Plus Acquisition Corporation was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. The Company intends to focus its search for a target whose principal effort is developing and advancing a platform that decarbonizes the most carbon-intensive sectors, including the energy and agriculture, industrials, transportation and commercial and residential sectors. The Company is sponsored by Decarbonization Plus Acquisition Sponsor, LLC, which is an affiliate of Riverstone Investment Group LLC and its affiliates. Decarbonization Plus Acquisition Corporation represents a further expansion of Riverstone’s 15-year franchise in low-carbon investments, having established industry leading, scaled companies with more than $5 billion of equity invested in renewables. This IPO adds to the breadth of Riverstone’s efforts and underscores the support from the firm’s long-term investors across its low-carbon platforms.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed IPO. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investors:

Peter Haskopoulos, Chief Financial Officer

Email: phaskopoulos@riverstonellc.com

Phone: 212-271-6247

Media:

Daniel Yunger / Jeffrey Taufield

Kekst CNC

daniel.yunger@kekstcnc.com / jeffrey.taufield@kekstcnc.com